SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)              MARCH 10, 2005
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                                KELLWOOD COMPANY
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               (Exact name of registrant as specified in charter)


          Delaware                     000-07340               36-2472410
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(State of other jurisdiction          (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)

600 Kellwood Parkway, St. Louis, Missouri                        63017
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (314) 576-3100
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                                       N/A
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ACCELERATION OF OPTION EXERCISABILITY

     On March 10, 2005, the Company's Board of Directors approved an acceleration of the exercisability of all unvested portions of stock options granted to employees and executive officers on March 4, 2004, pursuant to the Kellwood Company 1995 Omnibus Incentive Stock Plan. These options have an exercise price greatly in excess of current stock price (are underwater), and are not fully achieving the original objective of incentive compensation. Management believes that the acceleration will have a positive effect on employee and executive officer morale, retention and perception of option value. In addition, the acceleration eliminates future compensation expense the Company would otherwise recognize in its income statement with respect to these options once FASB Statement No. 123R (Share-Based Payment) becomes effective in 2005. Due to the significant difference between the current stock price and the option exercise price, it is unlikely that the expense otherwise required will accurately reflect compensation received. The Company does not view acceleration of the ability to exercise as a grant of a substantive additional financial benefit to the option holder.

     There are approximately 455,000 unvested options, having an exercise price of $42.37 per share subject to this acceleration (approximately 100,000 of these options are held by the executive officers). These options would have vested over the next four years at a rate of 25% per year. This acceleration of vesting approved by the Board of Directors is effective as of March 10, 2005. The maximum future pre-tax expense which would have been recognized subsequent to the adoption of FASB Statement No. 123R on August 1, 2005 is approximately $6.1 million (of which approximately $1.4 million is attributable to options held by executive officers). This amount will instead be reflected in pro forma footnote disclosure to the first quarter 2005 financial statements, which is in accordance with FASB Statement No. 123.

NAMED EXECUTIVE OFFICER COMPENSATION

     2005 Base Salary Reviews: In conducting its annual salary review process the Compensation Committee considered fiscal 2004 company performance and information provided by an independent compensation consultant with respect to the base compensation levels of its named executive officers relative to the comparable executives in companies who are competitors for Kellwood's customers and talent. The Committee also reviewed recommendations submitted by the Chairman of the Board and CEO and approved increases in base salaries of certain named executive officers effective April 1, 2005. The annual base salary levels of the named executive officers are as follows: Hal J. Upbin, CEO & Chairman of the Board, remains at $1,250,000; Robert C. Skinner, Jr., President & Chief Operating Officer, remains at $750,000; Stephen C. Ruzow, Executive Vice President, remains at $650,000, W. Lee Capps, III, Executive Vice President Finance & Chief Financial Officer, remains at $550,000; and Thomas H. Pollihan, Senior Vice President, Secretary & General Counsel, was increased from $300,000 to $309,000.

     Annual Cash Bonus Earned in 2004: The Compensation Committee approved annual cash bonus awards earned during 2004 and paid in 2005 for the named executive officers under the Kellwood Company Performance Management and Incentive Compensation Plan. The bonus awards were earned based on the level of

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achievement of the company and personal performance goals established early in
2004, which were approved by the Compensation Committee. The amounts of the bonus awards are as follows: Mr. Upbin ($312,500), Mr. Skinner, ($140,625), Mr. Ruzow ($121,875), Mr. Capps ($103,125) and Mr. Pollihan ($37,500).

     Corporate Development Incentive Plan Earned in 2004: The Corporate Development Incentive Plan rewards eligible participants with a grant of shares of Kellwood common stock that vests over three years provided certain financial goals are achieved. The Compensation Committee reviewed Kellwood's performance relative to its earnings before tax goal and certified that the threshold goal was not achieved for 2004. The named executive officers received no stock awards under this Plan for fiscal 2004.

     Stock Options Awarded in 2005: The named executive officers received annual stock options on March 10, 2005 with an exercise price of $29.18, which was equal to the fair market value of the Company's common stock on that date. Stock options were granted under the 1995 Omnibus Incentive Stock Plan.

     Annual Incentive Compensation to be Earned in 2005: The Compensation Committee approved threshold, target and upper limit performance goals for 2005 total company operating earnings for the named executive officers under the Performance Management and Incentive Compensation Plan. The Performance Management Incentive Plan performance measures include operating earnings for which 50% of a named officer's award is based; and individual performance objectives for which the remaining 50% is based. The named executive officer's annual cash bonus incentive compensation opportunity is a percentage of base salary. The annual incentive opportunity for each named executive officer at target achievement is as follows: Mr. Upbin (100%), Mr. Skinner (75%), Mr. Ruzow (75%), Mr. Capps (75%), and Mr. Pollihan (50%).

     The Compensation Committee approved threshold and target levels of earnings before taxes, less unusual items (if any) for the Corporate Development Incentive Plan and target opportunities for the named executives. The Corporate Development Incentive Plan award form is attached as an exhibit.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 99.1.     Form of Non-Qualified Stock Option.

         Exhibit 99.2.     Form of Incentive Stock Option.

         Exhibit 99.3 Form of annual compensation term sheet for Hal J. Upbin, including the form of stock grant award under the Kellwood Corporate Development Incentive Plan, as restated.

         Exhibit 99.4 Form of annual compensation term sheet for Robert C. Skinner, Jr., including the form of stock grant award under the Kellwood Corporate Development Incentive Plan, as restated.

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         Exhibit 99.5      Form of annual compensation term sheet for Stephen L.
                           Ruzow, including the form of stock grant award under the Kellwood Corporate Development Incentive Plan, as restated.

         Exhibit 99.6 Form of annual compensation term sheet for W. Lee Capps, III, including the form of stock grant award under the Kellwood Corporate Development Incentive Plan, as restated.

         Exhibit 99.7 Form of annual compensation term sheet for Thomas H. Pollihan, including the form of stock grant award under the Kellwood Corporate Development Incentive Plan, as restated.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        KELLWOOD COMPANY



Date:  March 14, 2005                   By: /s/ Thomas H. Pollihan
                                           ---------------------------------
                                                Thomas H. Pollihan
                                                Senior Vice President, Secretary
                                                and General Counsel

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